Exhibit 10.32

4100 QUEST, LLC

6 Logue Court

Greenville, South Carolina 29615

January 18, 2008

KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway

Kansas City, Missouri 64111-2565

Re:	Purchase and Sale Agreement dated as of December 13, 2007

Ladies and Gentlemen:

Reference is made to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of December 13, 2007, between Kansas City Life Insurance Company (the “Purchaser”) and 4100 Quest, LLC (the “Seller”). All capitalized terms not otherwise defined herein shall have such meaning as set forth in the Purchase Agreement.

For valuable consideration, the receipt and sufficiency of which, is hereby acknowledged, Purchaser and Seller hereby agree that Section 5.1 of the Purchase Agreement is hereby amended such that the inspection Period shall expire at the close of business on Wednesday, January 30, 2008.

Except as specifically modified hereby, each term and provision of the Purchase Agreement shall remain in full force and effect. In the event that any of the terms or the provisions of the Purchase Agreement are inconsistent or contradictory of the terms hereof, the terms of this letter agreement shall control.

The invalidity or unenforceability of any one or more phrases, sentences, clauses, or paragraphs contained in this letter agreement shall not affect the validity or enforceability of the remaining portions of this letter agreement or any part of the Purchase Agreement This letter agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This letter agreement may be delivered by facsimile transmission with the same force and effect as if originally executed copies of this letter agreement were delivered to all parties hereto. This letter agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

KANSAS CITY LIFE INSURANCE COMPANY

January 18, 2008

Please acknowledge your agreement by executing this letter agreement as indicated below.

Sincerely,

4100 QUEST, LLC

By:	/s/ Andrea D. Meade
Name:	Andrea D. Meade
Title:	EVP, Operations and Corporate Development

ACKNOWLEDGED AND AGREED:

KANSAS CITY LIFE INSURANCE COMPANY

By:	/s/ Tracy W. Knapp
Name:	Tracy W. Knapp
Title:	SVP, Finance